REALOGY HOLDINGS CORP. 2012 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK NOTICE OF GRANT & RESTRICTED STOCK AGREEMENT

Realogy Holdings Corp. (the “Company”), pursuant to its 2012 Long-Term Incentive Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”), an Award of Restricted Stock. This Award of Restricted Stock is subject to all of the terms and conditions set forth herein and in the Restricted Stock agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, which are incorporated herein by reference. In addition, as a condition to receiving this Award of Restricted Stock, the Participant understands and agrees to continue to be bound by and comply with the restrictive covenants and other provisions set forth in the Restrictive Covenant Agreement, dated as of             , 2012 (which agreement amended, restated and renamed the Amended and Restated Management Investors’ Rights Agreement, dated as of January 5, 2011), as amended by any side letter(s) that the Participant may be a party to (as amended to the date hereof, the “Restrictive Covenants Agreement”), a copy of which the Participant acknowledges receipt. The Participant understand and agrees that the restrictive covenants and other provisions set forth in the Restrictive Covenants Agreement (and any side letter thereto) shall survive the grant, vesting or termination of the Restricted Stock, sale of the Shares with respect to the Restricted Stock and any termination of employment of the Participant.

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant (“Notice”) and the Agreement.

Participant:

Grant Date:

Total Number of Shares of Restricted Stock:

Vesting Dates:                      (each, a “Vesting Date”)

By his or her signature, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Notice. The Participant has reviewed the Agreement, the Plan and this Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the

Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Restricted Stock Award.

REALOGY HOLDINGS CORP.	PARTICIPANT

By:	By:

Print Name:	Print Name:

Title:

2

Exhibit A

RESTRICTED STOCK AGREEMENT

Pursuant to the Restricted Stock Notice of Grant (the “Notice”) to which this Restricted Stock Agreement (this “Agreement”) is attached, Realogy Holdings Corp. (the “Company”), has granted to the Participant an Award for Shares of Restricted Stock under the Company’s 2012 Long-Term Incentive Plan (the “Plan”) for the number of Shares indicated in the Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Notice.

ARTICLE I

GENERAL

1.1 Incorporation of Terms of Plan. The Restricted Stock Award is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II

GRANT OF RESTRICTED STOCK

2.1 Grant of Restricted Stock. In consideration of the Participant’s past and/or continued employment with or service to the Company or any Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Notice (the “Grant Date”), the Company irrevocably grants to the Participant an Award of Restricted Stock for the number of Shares set forth in the Notice, upon the terms and conditions set forth in the Plan and this Agreement.

2.2 Consideration to the Company. In consideration of the grant of the Restricted Stock by the Company, the Participant agrees to render services to the Company or any Affiliate. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.

ARTICLE III

RESTRICTIONS AND RESTRICTION PERIOD

3.1 Restrictions. The Shares of Restricted Stock granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture as described in Section 4.1 below until the Restricted Stock vests.

3.3 Restricted Period. Subject to Section 4.1 below, the Shares of Restricted Stock shall vest and the restrictions imposed on the Restricted Stock shall lapse on each Vesting Date as set forth in the Notice.

3.4 Rights as a Stockholder. From and after the Grant Date and for so long as the Restricted Stock is held by or for the benefit of the Participant, the Participant shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, including, but not limited to, the right to receive dividends and the right to vote such Shares. If there is any stock dividend, stock split or other change in character or amount of the Restricted Stock in accordance with Section 3.2 of the Plan, then in such event, any and all new, substituted or additional securities to which the Participant is entitled by reason of the Restricted Stock shall be immediately subject to the vesting conditions as set forth in the Notice with the same force and effect as the Restricted Stock subject to such vesting conditions immediately before such event.

ARTICLE IV

FORFEITURES

4.1 Termination of Employment. Except as provided in Article 6, if the Participant’s ceases to be an Employee for any reason, then the Restricted Stock, to the extent not vested, shall be forfeited to the Company without payment of any consideration by the Company, and neither the Participant nor any of his or her successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such Shares of Restricted Stock.

ARTICLE V

OTHER PROVISIONS

5.1 Certificates. Restricted Stock granted herein may be evidenced in such manner as the Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, then the Company may retain physical possession of the certificate until the Restricted Stock becomes vested.

5.2 Legends. The Company may require, as a condition of the issuance and delivery of certificates evidencing Restricted Stock pursuant to the terms hereof, that the certificates bear the legend as set forth immediately below, in addition to any other legends required under federal and state securities laws or as otherwise determined by the Administrator. All certificates representing any of the Shares of Restricted Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER HELD BY THE ISSUER OR ITS ASSIGNEES(S) AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THE SHARES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. NO TRANSFER SHALL BE PERMITTED UNTIL AN EFFECTIVE REGISTRATION STATEMENT COVERING THE PLAN SHALL BE IN EFFECT.

Such legend shall not be removed until such Shares vest pursuant to the terms hereof and a registration statement covering such Shares shall be effective.

ARTICLE VI

CHANGE IN CONTROL

6.1 Change in Control. In the event of a Change in Control:

(a) With respect to each outstanding Share of Restricted Stock that is assumed or substituted in connection with a Change in Control, in the event that during the twenty-four (24) month period following such Change in Control a Participant’s employment or service is terminated without Cause by the Company or any Affiliate or the Participant resigns from employment or service from the Company or any Affiliate with Good Reason, (i) such Restricted Stock shall become fully vested, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to such Restricted Stock granted shall lapse (but, the Participant’s obligations under the Restrictive Covenants Agreement shall not lapse), and (iii) and any performance conditions imposed with respect to such Restricted Stock shall be deemed to be achieved at target performance levels.

(b) With respect to each outstanding Share of Restricted Stock that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control, (i) such Restricted Stock shall become fully vested, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to such Restricted Stock granted shall lapse (but, the Participant’s obligations under the Restrictive Covenants Agreement shall not lapse), and (iii) and any performance conditions imposed with respect to such Restricted Stock shall be deemed to be achieved at target performance levels.

(c) For purposes of this Section 6.1, the Shares of Restricted Stock shall be considered assumed or substituted for if, following the Change in Control, the Restricted Stock is of comparable value and remains subject to the same terms and conditions that were applicable to the Restricted Stock immediately prior to the Change in Control except, that the Restricted Stock that relates to Shares shall instead relate to the common stock of the acquiring or ultimate parent entity.

ARTICLE VII

MISCELLANEOUS

7.1 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Restricted Stock.

7.2 Restrictions on Transfer. Shares of Restricted Stock that have not vested may not be transferred or otherwise disposed of by the Participant, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Administrator, or by will or the laws of descent and distribution.

7.3 Invalid Transfers. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Shares of Restricted Stock by any holder thereof in violation of the provisions of this Agreement shall be valid, and the Company will not transfer any of said Shares of Restricted Stock on its books or otherwise nor will any of said Shares of Restricted Stock be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

7.5 Adjustments. The Participant acknowledges that the Restricted Stock is subject to modification and termination in certain events as provided in this Agreement and Article 3 of the Plan.

7.6 Termination of Employment or Service. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to termination of employment or service, including without limitation, whether a termination has occurred, whether any termination resulted from a discharge for Cause and whether any particular leave of absence constitutes a termination.

7.8 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Executive Vice President and Chief Administrative Officer at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant’s last address reflected on the Company’s records.

7.9 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

7.10 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

7.11 Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

7.12 Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Restricted Stock in any material way without the prior written consent of the Participant.

7.13 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in this Article 7, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

7.14 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Restricted Stock and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.15 Entire Agreement. The Plan, the Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

7.16 Section 409A. Notwithstanding any other provision of the Plan, this Agreement or the Notice, the Plan, this Agreement and the Grant shall be interpreted in accordance with the requirements of Section 409A of the Code. The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A of the Code.

ARTICLE VIII

DEFINITIONS

Wherever the following terms are used in the Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

8.1 “Cause” shall mean, with respect to the Participant, “Cause” as defined in such Participant’s employment, consulting or similar agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean (a) commission of any felony or an act of moral turpitude; (b) engaging in an act of dishonesty or willful misconduct; (c) material breach of the Participant’s obligations hereunder or under any agreement entered into between the Participant and the Company or any of its Subsidiaries or Affiliates; (d) material breach of the Company’s policies or procedures, including but not limited to the Realogy Corporation Code of Ethics or any of the Key Policies of Realogy Corporation; or (e) the Participant’s willful failure to substantially perform his or her duties as an employee of the Company or any Subsidiary or Affiliate (other than any such failure resulting from incapacity due to physical or mental illness). A termination will not be for “Cause” pursuant to clause (b), (c), (d) or (e), to the extent such conduct is curable, unless the Company shall have notified the Participant in writing describing such conduct and the Participant shall have failed to cure such conduct within ten (10) business days after the receipt of such written notice.

8.2 A “Change in Control” shall mean the occurrence of any of the following events:

(a) An acquisition of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has (i) “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding Voting Securities or (ii) the power to elect a majority of the Board without the vote of any of the Investors; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 7.2(a), an acquisition of Shares or Voting Securities by (A) the Company or any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a “Related Entity”) or (B) any Investors or any Affiliates of any Investors, shall not constitute a Change in Control; or

(b) The consummation of a merger, consolidation or reorganization of, with or into the Company or in which securities of the Company are issued (a “Merger”), if immediately following the Merger, any Person has (i) Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding Voting Securities or (ii) the power to elect a majority of the Board without the vote of any of the Investors, unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger where immediately following the Merger the Investors or any Affiliates of the Investors own, directly or indirectly, fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the corporation resulting from the Merger (the “Surviving Corporation”) or any direct or indirect parent entity of the Surviving Corporation; or

(c) The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than (i) a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction if the disposition of assets is regarded as a Merger for this purpose or (ii) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

In addition, for each Award that constitutes deferred compensation under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. Consistent with the terms of this Section 7.2, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

8.3 “Good Reason” shall mean, with respect to the Participant, “Good Reason” as defined in such Participant’s employment, consulting or similar agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Good Reason (or a term of like import, such as “constructive discharge”) or, if no such agreement exists or such agreement does not contain a definition of Good Reason (or a term of like import, such as “constructive discharge”), then Good Reason shall mean (a) a reduction of the Participant’s annual base salary (but not including any diminution related to a broader compensation reduction that is not limited to any particular employee or executive) or (b) a required relocation of the Participant’s primary work location to a location more than fifty (50) miles from the Participant’s current primary work location; provided, however, that such reduction or relocation in clauses (a) and (b) above shall not constitute Good Reason unless the Participant shall have notified the Company in writing describing such reduction or required relocation within thirty (30) business days of its initial occurrence and then only if the Company shall have failed to cure such reduction or required relocation within thirty (30) business days after the Company’s receipt of such written notice.

8.4 “Investor” means, collectively, (i) (x) one or more investment funds controlled by Apollo Management, L.P. and (y) Apollo Management, L.P. and its Affiliates (collectively, the “Apollo Sponsors”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsors; provided that in the case of clause (ii), the Apollo Sponsors collectively own a majority of the voting power of such group.